UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2022
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors. Appointment of Certain Officers.
On March 30, 2022, the Board of Directors of Axogen, Inc. (the “Company”) unanimously approved a second amendment and restatement of the Axogen Inc. 2019 Long-Term Incentive Plan (the “A&R 2019 Plan”) to increase the maximum number of shares of common stock that may be issued thereunder from 5,500,000 to 8,000,000, subject to stockholder approval. The A&R 2019 Plan was approved by the Company’s stockholders at the Annual Meeting (as defined below), as further set forth in Item 5.07 below. A detailed description of the A&R 2019 Plan is contained in the Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 14, 2022, for the Annual Meeting under the caption “PROPOSAL 4 - APPROVAL OF THE AXOGEN, INC. SECOND AMENDED AND RESTATED 2019 LONG-TERM INCENTIVE PLAN” and such description is incorporated herein by reference. This description is qualified in its entirety by the terms and conditions of the A&R 2019 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2022 annual meeting of the stockholders (the “Annual Meeting”) the Company was held on May 25, 2022. As of April 1, 2022, the record date for the Annual Meeting, a total of 41,976,886 shares of the Company’s common stock were outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. At the Annual Meeting, 35,057,006 shares, or approximately, 83.5% of all shares of the Company's common stock outstanding as of the record date, were present either in person or by proxy. At the Annual Meeting, the Company’s stockholders considered the following proposals:

1.To elect eight members to the Company’s board of directors (the “Board”) to serve for a term of one year;

2.To ratify the selection of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2022;

3.To cast an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers;

4.To approve the Axogen, Inc. Second Amended and Restated 2019 Long-Term Incentive Plan; and

5.To approve an amendment to the Axogen, Inc. Amended and Restated Bylaws to allow the Company’s Board of Directors to determine the number of directors.

The final voting results for each proposal are described below.
Proposal 1
Eight directors were elected to the Company’s Board to serve for a term of one year. The results of the election were as follows:

Name	For	Withheld	Broker Non-Votes
Karen Zaderej	28,833,175	828,518	4,395,313
Gregory Freitag	30,297,893	363,800	4,395,313
Dr. Mark Gold	30,321,273	340,420	4,395,313
John H. Johnson	27,643,665	3,018,028	4,395,313
Alan Levine	29,938,201	723,492	4,395,313
Guido Neels	29,094,224	1,567,469	4,395,313
Paul Thomas	29,504,561	1,157,132	4,395,313
Amy Wendell	25,222,291	5,439,402	4,395,313

Proposal 2
The Audit Committee’s selection of Deloitte & Touche LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2022 was ratified. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
34,996,299	58,556	2,151	—
Proposal 3
The advisory (non-binding) vote on the executive compensation of the Company’s named executive officers was in favor of executive compensation. The results were as follows:

For	Against	Abstentions	Broker Non-Votes
21,963,210	8,661,713	36,770	4,395,313
Proposal 4
The Axogen, Inc. Second Amended and Restated 2019 Long-Term Incentive Plan was approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
19,231,565	11,369,169	60,959	4,395,313
 Proposal 5
The amendment to the Axogen, Inc. Amended and Restated Bylaws to all the Company’s Board of Directors to determine the number of directors was not approved. The results of the vote were as follows:

For	Against	Abstentions	Broker Non-Votes
9,652,906	20,846,754	162,033	4,395,313

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
10.1
Axogen, Inc. Second Amended and Restated 2019 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: May 26, 2022	By:	/s/ Bradley L. Ottinger
Bradley L. Ottinger
General Counsel and Chief Compliance Officer